Exhibit 99.1
Richard Lewis Communications, Inc.
PUBLIC RELATIONS • ADVERTISING • MARKETING
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
www.rlcinc.com
FOR IMMEDIATE RELEASE
NYMAGIC, INC. REPORTS 2006 FIRST QUARTER RESULTS
     New York, May 8, 2006 – NYMAGIC, INC. (NYSE: NYM) reported today the results of consolidated operations for the quarter ended March 31, 2006. Net earnings for the three months ending March 31, 2006 were $7.7 million, or $.85 per diluted share, compared with $3.3 million, or $.37 per diluted share, for the first quarter of 2005.
     Gross premiums written of $62.8 million and net premiums written of $38.1 million for the first quarter of 2006 increased by 28% and 8%, respectively, over the same period of 2005. Net premiums earned were up 5% for the first quarter of 2006 to $37.2 million. Gross premiums written reflect a significant increase in excess workers compensation premiums. Total revenues of $49.5 million for the first quarter of 2006 increased by 18% over the same period of 2005.
     The Company’s combined ratio was 96.8% for the three months ended March 31, 2006 as compared with 99.5% for the same period of 2005.
     Net investment income increased by 81% to $12.0 million for the first quarter of 2006 compared with $6.6 million for the same period of 2005 due to a larger investment portfolio in the first quarter 2006 compared with the first quarter 2005, stronger returns from the hedge fund portfolio, larger trading portfolio income and higher yields on short term investments.
     Net realized investment gains after taxes were $64,000 or $.01 per diluted share for the first quarter of 2006 as compared to $0, or $.00 per diluted share, for the first quarter of 2005.
     At March 31, 2006 the Company’s total cash, investments and net receivable for securities sold amounted to $670.3 million. The investment portfolio at March 31, 2006 consisted of cash, short-term investments and net receivable for securities sold of $218.4 million, or 32.6%; fixed maturities of $295.6 million, or 44.1% and limited partnership hedge funds of $156.3 million, or 23.3%.
     A. George Kallop, President and Chief Executive Officer, in commenting on the overall results for the quarter said, “We are very pleased with the excellent underwriting results, the growth in gross premiums written and the increase in investment income for the quarter. These factors enabled us to deliver good earnings growth and demonstrate the continued successful implementation of our underwriting and investment strategies.”

     NYMAGIC, INC. will hold a conference call on its first quarter 2006 financial results live on Tuesday, May 9, 2006 at 9:00 A.M. EDT. The call will last for up to one hour.
     Investors and interested parties will have the opportunity to listen to and join in the call by calling 800-340-2732 entering ID# 8792664 and registering with the operator. Please call no later than 10 minutes prior to the start of the call to register. A replay of the conference call will be available for 30 days by dialing 800-642-1687 and entering ID 8792664.
     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.
     This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2006 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These risks could cause actual results for the 2006 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
(Comparative Table Attached)

NYMAGIC, INC.
TABLE OF RESULTS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Net premiums earned	$37,190	$35,527
Net investment income	11,951	6,604
Net realized investment gains	99	—
Commission and other income	302	11

Total revenues	49,542	42,142

Expenses:
Net losses & loss adjustment expenses	20,906	20,508
Policy acquisition expenses	7,941	7,616
General & administrative expenses	7,157	7,232
Interest expense	1,679	1,668

Total expenses	37,683	37,024

Income before income taxes	11,859	5,118

Total income tax expense	4,145	1,801

Net earnings	$7,714	$3,317

Earnings per share:
Basic	$.88	$.38

Diluted	$.85	$.37

Weighted average shares outstanding:
Basic	8,772	8,761
Diluted	9,059	8,905

	March 31,	December 31,
Balance sheet data:	2006	2005
Shareholders’ equity	247,215	239,284
Book value per share (1)	$27.17	$26.44

(1)	Calculated on a fully diluted basis.

Supplementary information:

Gross Premiums Written	Three months ended March 31,
by Line of Business	2006	2005	Change
	(Dollars in thousands)
Ocean marine	$26,779	$28,365	(6)%
Inland marine/fire	5,094	5,354	(5)%
Other liability	30,882	15,201	103%

Subtotal	62,755	48,920	28%
Run off lines (Aircraft)	17	87	NM

Total	$62,772	$49,007	28%

Net Premiums Written	Three months ended March 31,
by Line of Business	2006	2005	Change
	(Dollars in thousands)
Ocean marine	$19,235	$22,225	(13)%
Inland marine/fire	1,684	1,698	(1)%
Other liability	17,244	11,427	51%

Subtotal	38,163	35,350	8%
Run off lines (Aircraft)	(20)	47	NM

Total	$38,143	$35,397	8%

Net Premiums Earned	Three months ended March 31,
by Line of Business	2006	2005	Change
	(Dollars in thousands)
Ocean marine	$20,062	$21,816	(8)%
Inland marine/fire	1,991	1,461	36%
Other liability	15,157	12,204	24%

Subtotal	37,210	35,481	5%
Run off lines (Aircraft)	(20)	46	NM

Total	$37,190	$35,527	5%
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CONTACT:
NYMAGIC, INC.
George R. Trumbull/A. George Kallop, 212-551-0610
          or
Richard Lewis Communications
Richard Lewis, 212-827-0020

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